Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Funds of our report dated August 20, 2020, relating to the financial statements and financial highlights for the funds constituting the Allianz Funds listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2021

Appendix A

1.	AllianzGI Dividend Value Fund
2.	AllianzGI Emerging Markets Opportunities Fund
3.	AllianzGI Focused Growth Fund
4.	AllianzGI Global Small-Cap Fund
5.	AllianzGI Health Sciences Fund
6.	AllianzGI Income & Growth Fund
7.	AllianzGI International Value Fund
8.	AllianzGI Large-Cap Value Fund
9.	AllianzGI Mid-Cap Fund
10.	AllianzGI Mid-Cap Value Fund
11.	AllianzGI Small-Cap Fund
12.	AllianzGI Small-Cap Value Fund
13.	AllianzGI Technology Fund

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